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                                                                      EXHIBIT 21
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                        MINE SAFETY APPLIANCES COMPANY
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           The registrant's present affiliates include the following:

                                                     State or Other
                                                    Jurisdiction of
Name                                                  Incorporation
------                                              ---------------
Compania MSA de Argentina S.A.                             Argentina
MSA (Aust.) Pty. Limited                                   Australia
MSA-Auer Sicherheitstechnik Vertriebs GmbH                 Austria
MSA Export Limited                                         Barbados
MSA Belgium NV                                             Belgium
MSA do Brasil Ltda.                                        Brazil
MSA Canada                                                 Canada
MSA de Chile Ltda.                                         Chile
Wuxi-MSA Safety Equipment Co.                              China
Rose Manufacturing Company                                 Colorado
MSA International, Inc.                                    Delaware
MSA de France                                              France
Auergesellschaft GmbH                                      Germany
MSA-Auer Safety Technology                                 Hungary
MSA Italiana S.p.A.                                        Italy
MSA Japan Ltd.                                             Japan
Better Breathing, Inc.                                     Massachusetts
MSA de Mexico, S.A. de C.V.                                Mexico
MSA Nederland, B.V.                                        Netherlands
MSA del Peru S.A.                                          Peru
MSA-Auer Polska Sp. z o.o.                                 Poland
MSA (Britain) Limited                                      Scotland
MSA S.E. Asia Pte. Ltd.                                    Singapore
MSA Africa (Pty.) Ltd.                                     South Africa
MSA Espanola S.A.                                          Spain
AB Tegma                                                   Sweden
MSA (Switzerland) Ltd.                                     Switzerland
Aritron Instrument A.G.                                    Switzerland
MSA Zimbabwe (Pvt.) Limited                                Zimbabwe

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     The above-mentioned affiliated companies are included in the consolidated financial statements of the registrant filed as part of this annual report. The names of certain other affiliates, which considered in the aggregate as a single affiliate would not constitute a significant affiliate, have been omitted.